Exhibit 99.5

NANOPHASE TECHNOLOGIES CORPORATION

BENEFICIAL OWNER ELECTION

I (We), the beneficial owner(s) of shares of common stock, par value $0.01 per share (the “Common Stock”), of Nanophase Technologies Corporation (the “Company”), acknowledge receipt of your letter, the prospectus dated June [*], 2012 (the “Prospectus”), and the other enclosed materials relating to the offering of shares of Common Stock issuable upon the exercise of subscription rights (“Subscription Rights”) as described in the Prospectus.

In this form, I (we) instruct you whether to exercise Subscription Rights to purchase shares of Common Stock distributed with respect to the Common Stock held by you for my (our) account, pursuant to the terms and subject to the conditions set forth in the Prospectus.

I (We) hereby instruct you as follow:

(CHECK THE APPLICABLE BOXES AND PROVIDE ALL REQUIRED INFORMATION)

Box 1. ☐ Please DO NOT EXERCISE SUBSCRIPTION RIGHTS for shares of Common Stock.

Box 2. ☐ Please EXERCISE SUBSCRIPTION RIGHTS for shares of Common Stock as set forth below.

The number of Subscription Rights for which the undersigned gives instructions for exercise under the basic subscription privilege should not exceed the number of Subscription Rights that the undersigned is entitled to exercise.

	Number of Shares of Common Stock Subscribed For		Per Share Subscription Price		Payment
Basic subscription privilege		x	$0.33	=	$ (Line 1)

Over-subscription privilege*		x	$0.33	=	$ (Line 2)

Total Payment Required					$ (Sum of Lines 1 and 2)

*	Stockholders must fully exercise their basic subscription privilege to exercise their over-subscription privilege. If you fully exercise your basic subscription privilege, shares requested under your over-subscription privilege can be up to four times the number of shares you are purchasing under your basic subscription privilege. If sufficient shares of Common Stock are available, the Company will seek to honor your over-subscription request in full. If, however, over-subscription requests exceed the number of shares of Common Stock available for sale in the rights offering, the Company will allocate the available shares of Common Stock pro rata among each stockholder exercising its over-subscription privilege as described in the Prospectus. See the discussion under the heading “The Rights Offering—The Subscription Rights” in the Prospectus.

Box 3. ☐ Payment in the following amount is enclosed: $            .

Box 4. ☐ Please deduct payment of $             from the following account maintained by you as follows:

(The total of Box 3 and Box 4 must equal the total payment specified above)

Type of Account                                                              Account No.

I (We) on my (our) own behalf, or on behalf of any other person(s) on whose behalf, or under whose directions, I am (we are) signing this form:

•	irrevocably elect to purchase the number of shares of Common Stock indicated above upon the terms and conditions specified in the Prospectus; and

•	agree that if I (we) fail to pay for the shares of Common Stock I (we) have elected to purchase, you may exercise any remedies available to you under law.

Name of beneficial owner(s):

Signature of beneficial owner(s):

Date:

If you are signing in your capacity as a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or another acting in a fiduciary or representative capacity, please provide the following information:

Name:

Capacity:

Address (including Zip Code):

Telephone Number:

PLEASE NOTE:

If you check Box 1, please sign and date this form and mail it to your broker, custodian bank or your other nominee that holds your shares.

If you do not check Box 1, please do the following:

•	Check Box 2 and fill out the table shown in Box 2.

•	Check Box 3 and/or Box 4 and fill out the information indicated under Box 3 and/or Box 4.

•	Sign and date this form and mail it to your broker, custodian bank or other nominee that holds your shares.

PLEASE MAKE SURE THAT YOU USE THE CORRECT ADDRESS. You may want to check this address with your broker.